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                                                                     Exhibit 4.3


                            MRV COMMUNICATIONS, INC.

                             STOCK OPTION AGREEMENT

        This Stock Option Agreement ("AGREEMENT") is made effective as of January__, 2002, by and between MRV Communications, Inc., a Delaware corporation ("COMPANY"), and [NAME] ("OPTIONEE").

                                    RECITALS

        In connection with a merger wherein Luminent, Inc. merged with and into a wholly-owned subsidiary of the Company (the "MERGER"), the Company assumed all of the options issued and outstanding under the Luminent, Inc. Amended and Restated 2000 Stock Option Plan (the "PLAN"). The Plan consists of:

        (i)    the Luminent, Inc. 2000 Incentive Stock Option Plan ("PLAN A");
and

        (ii)   the Luminent, Inc. 2000 Nonstatutory Stock Option Plan ("PLAN
B").

Pursuant to the terms of the Merger, each issued and outstanding option to purchase shares of common stock of Luminent, Inc. ("LUMINENT") was converted into an option to purchase .43 shares of common stock of the Company.

        On [insert date] (the "ORIGINAL GRANT DATE") the board of directors of Luminent granted Optionee the right to purchase shares of voting common stock of Luminent ("LUMINENT OPTIONS") based on the terms set forth in the option agreement entered into by and between Luminent and the Optionee on [insert date]. Pursuant to the terms of the Merger, each Luminent Option was converted into an option to purchase .43 shares of the Company's common stock based on the terms set forth herein.

        In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as set forth below. Unless otherwise defined herein, capitalized terms shall have the same meaning as defined in the Plan.

        1. Grant of Options. On the Original Grant Date, Luminent granted the Optionee an option to purchase a total of _______ shares of common stock $.001 par value per share, of Luminent at $____ per share; [________] options were granted under Plan A and [___________] options were granted under Plan B.

               Pursuant to the terms of the Merger, the above mentioned grant of common stock of Luminent was converted into options to purchase shares of common stock (the "OPTIONS") of the Company. The Company hereby grants the Optionee an option to purchase a total of ________ shares of common stock at $.0017 par value per share, of the Company at $____ per share (the "EXERCISE PRICE"); _________ options are granted under Plan A and _________ options are granted under Plan B.

        2. Option Price and Exercise Dates. The Options shall be exercisable as to the number of shares specified above ("OPTIONED SHARES") on and after the "Start" dates and on or before the "Termination" dates as set forth on Exhibit
A. Optionee acknowledges that Optionee has no right whatsoever to exercise the Options granted hereunder with respect to any Optioned Shares covered by any installment until such installment vests as provided herein. Optionee further understands that the Options granted hereunder shall expire and become unexercisable as provided in the Plan.

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        3.     Governing Plan. A copy of the document evidencing the Plan has been delivered to Optionee on or before the date of execution of this Agreement, and receipt of such copy is hereby expressly acknowledged by Optionee. This Agreement hereby incorporates by reference said Plan document and all of the terms and conditions of the Plan as the same may be amended from time to time hereafter in accordance with the terms thereof. The terms of this Agreement shall in no manner limit or modify the controlling provisions of the Plan. In the case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto.

        4. Certain Representations and Warranties. Optionee expressly acknowledges, represents and agrees that:

               (i) Optionee has read and understands the terms and provisions of the Plan, and hereby accepts this Agreement subject to all the terms and provisions of the Plan.

               (ii) Optionee shall accept as binding and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.

               (iii) Optionee understands that the existence of the Plan and the execution of this Agreement are not sufficient by themselves to cause any exercise of any Incentive Stock Options granted under Plan A and this Agreement to qualify for favorable tax treatment through the application of I.R.C. Section 422(a); and Optionee must, in order to so qualify, individually meet by Optionee's own action all applicable requirements of Section 422, including without limitation, that no disposition of Optioned Shares may be made by Optionee within two (2) years from the date of the granting of the options relating to such Optioned Shares nor within one (1) year after the transfer of such Optioned Shares to the Optionee.

               (iv) If shares of Common Stock are used to pay the exercise price of the Options pursuant to the Plan, Optionee has been advised to consult with a tax advisor regarding the applicable tax consequences prior to utilizing such shares to exercise an Option.

        5. Securities Law. Optionee represents and warrants that Optionee is acquiring these Options for Optionee's own account and not with a view to or for sale in connection with any distribution of these Options or the shares of Common Stock which may be acquired upon exercise of these Options. As a condition to the exercise of any portion of these Options, the Company may require the person exercising such Options to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency.

        6.     Exercise.

               (a) In order to exercise an Option, Optionee shall deliver a written notice of exercise to the Company at its principal business office, which notice shall specify the number of shares to be purchased and shall be accompanied by payment in cash or check made payable to the order of the Company in the full amount of the Option Price of the shares to be purchased.

               (b) In lieu of paying the total purchase price by cash or check, Optionee shall have the right, as determined by the Board or Committee, in its sole discretion, to accept payment on behalf of the Company (i) in the form of shares of Common Stock, which in the case of shares acquired upon

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exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised, subject to all restrictions and limitations of applicable law, (ii) by cancellation of any indebtedness owed by the Company to the optionee; (iii) by a full recourse promissory note executed by the optionee (the terms of any promissory note may be changed by the Committee from time to time to comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System, Internal Revenue Service or Securities and Exchange Commission regulations and any other governmental agency having jurisdiction), (iv) by requesting that the Company withhold whole shares of Common Stock then issuable upon exercise of the Stock Option (based on the fair market value of the Common Stock on the date of exercise), (v) by arrangement with a broker which is acceptable to the Board where payment of the exercise price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares underlying the Option to the Company, or (vi) by any combination of the foregoing. In the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Board. An Optionee's right to use shares of Common Stock to exercise an Option is expressly conditioned upon his or her making representations and warranties satisfactory to the Company regarding his or her title to the shares used to exercise such Option and that he or she has full power to deliver such shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company. The equivalent dollar value of the shares used to effect the purchase shall be the fair market value of the shares as determined by the Board.

        7.     No Employment Rights.

               (a) Nothing in the Plan or in this Agreement shall be construed to create or imply any contract of employment between Optionee and the Company, any Subsidiary Corporation or any Parent Corporation (each a "PARTICIPATING COMPANY"), or confer upon Optionee any right to continue in the employ of any Participating Company, or confer upon any Participating any right to require the continued employment of Optionee by such Participating Company. Each Participating Company shall have the right to deal with Optionee in the same manner as if the Plan and this Agreement did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of employment of Optionee. Unless otherwise expressly set forth in a separate employment agreement between a Participating Company and Optionee, the employment of optionee by such Participating Company is at-will, and Optionee or such Participating Company may terminate Optionee's employment with such Participating Company at any time for any reason, with or without cause.

               (b) Any disputes as to whether and when there has been a termination of Optionee's employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan shall be determined by the Board or the Committee in its sole discretion, and the determination thereof shall be final and binding.

        8. Withholding of Taxes. Optionee authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, state, or foreign law as a result of the grant of the Options or the issuance of stock pursuant to the exercise of the Options.

        9. Limitation on Value of Incentive Stock Option Shares. Optionee acknowledges that the Plan provides that the aggregate fair market value (determined as of the date hereof) of the shares of Stock to which Options granted under Plan A are exercisable for the first time by Optionee during any calendar year under all incentive stock option plans of the Company shall not exceed $100,000. It is understood and agreed that should it be determined that an Option if granted as an Incentive Stock Option

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hereunder would exceed such maximum, such Option shall be considered granted as a Non-Qualified Stock Option to the extent, but only to the extent of such excess. This limitation shall not apply to any option granted as a Non-Qualified Stock Option.

        10. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California. In the event a judicial proceeding is necessary, the sole forum for resolving disputes arising under or relating to this Agreement shall be the Municipal and Superior Courts for the County of San Francisco, California, or the federal district court encompassing said county and all related appellate courts and the parties hereby consent to the jurisdiction of such courts, and that venue shall be in San Francisco County, California.

        11. Agreement Binding on Successors. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of Optionee.

        12. Costs of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and attorneys' fees reasonably incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

        13. Necessary Acts. Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal, state, or foreign securities and/or tax laws.

        14. Counterparts. For convenience, this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself, and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

        15. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

        16. Exhibits. Each Exhibit referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

        17. Consent of Spouse. Optionee shall obtain the consent of his or her spouse to the terms of this Agreement by execution of the Consent of Spouse form attached as Exhibit B.

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IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as of the date first written above.

MRV COMMUNICATIONS, INC.                    OPTIONEE

By:
-------------------------                   -----------------------------
                                                   Signature

-------------------------                   -----------------------------
Printed Name                                       Printed Name

-------------------------                   -----------------------------
Title                                              Street Address

                                            -----------------------------
                                                   City and State

                                            -----------------------------
                                                   Social Security No.

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                                    EXHIBIT A
                            TO STOCK OPTION AGREEMENT

        The Options granted herein shall vest in accordance with the following schedule:


PLAN A OR B       NUMBER OF                                              EXERCISE DATES
TERMINATION       OPTIONS VESTING                                             START
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                ______OPTIONS SHALL VEST ON THE ___ OF EACH MONTH
                OVER A THREE YEAR PERIOD WITH ____ OPTIONS VESTING
                ON THE ___ OF EACH MONTH IN THE THIRD YEAR
----------------------------------------------------------------------------------------

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                                    EXHIBIT B
                            TO STOCK OPTION AGREEMENT

                                CONSENT OF SPOUSE

        By his or her signature below, the spouse of Optionee, if such Optionee be legally married as of the date of execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

                                            -----------------------------
                                            Spouse's Signature

                                            -----------------------------
                                            Printed Name

                                            -----------------------------
                                            Date

        By his or her signature below, Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

                                            -----------------------------
                                            Optionee's Signature

                                            -----------------------------
                                            Date